                                                                    Exhibit 10.2
    ________________________________________________________________________




                              SERIES 1994 GUARANTY

                                      FROM

                          FEDERAL EXPRESS CORPORATION,

                                  as Guarantor

                                       TO

                                NBD BANK, N.A.,

                                   as Trustee




                           Dated as of October 1, 1994


                                  $237,755,000
                Indianapolis Airport Authority Special Facilities
                           Revenue Bonds, Series 1994
                      (Federal Express Corporation Project)



    ________________________________________________________________________

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                                TABLE OF CONTENTS


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                                                                            ----


ARTICLE I      REPRESENTATIONS AND WARRANTIES OF
               GUARANTOR . . . . . . . . . . . . . . . . . . . . . . . . .    1

Section 1.1    Guarantor Representations and Warranties. . . . . . . . . .    1

ARTICLE II     COVENANTS AND AGREEMENTS. . . . . . . . . . . . . . . . . .    2

Section 2.1.   Obligations Guaranteed. . . . . . . . . . . . . . . . . . .    2

Section 2.2.   Obligations Unconditional . . . . . . . . . . . . . . . . .    2
Section 2.3.   No Waiver or Set-Off. . . . . . . . . . . . . . . . . . . .    4
Section 2.4.   Event of Default. . . . . . . . . . . . . . . . . . . . . .    4
Section 2.5.   Waiver of Notice; Expenses. . . . . . . . . . . . . . . . .    5
Section 2.6.   The Guarantor to Maintain its Corporate
               Existence; Conditions Under Which Exceptions
               Permitted . . . . . . . . . . . . . . . . . . . . . . . . .    5
Section 2.7.   Benefit and Enforcement . . . . . . . . . . . . . . . . . .    5

ARTICLE III    NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . .    6

Section 3.1.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE IV     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .    6

Section 4.1.   Effective Date. . . . . . . . . . . . . . . . . . . . . . .    6
Section 4.2.   Remedies Not Exclusive. . . . . . . . . . . . . . . . . . .    6
Section 4.3.   Amendments. . . . . . . . . . . . . . . . . . . . . . . . .    6
Section 4.4.   Entire Agreement; Counterparts. . . . . . . . . . . . . . .    6
Section 4.5.   Severability. . . . . . . . . . . . . . . . . . . . . . . .    7
Section 4.6.   Governing Law . . . . . . . . . . . . . . . . . . . . . . .    7

                              SERIES 1994 GUARANTY

     THIS SERIES 1994 GUARANTY (hereinafter this "Guaranty") made and entered into as of October 1, 1994 from FEDERAL EXPRESS CORPORATION, a Delaware corporation (the "Guarantor"), to NBD BANK, N.A., a national banking association having its principal corporate trust office in Indianapolis, Indiana, as trustee (the "Trustee").

                                   WITNESSETH:

     WHEREAS, the Indianapolis Airport Authority, a municipal corporation (the "Authority"), intends to issue its Special Facilities Revenue Bonds, Series 1994 (Federal Express Corporation Project), in the aggregate principal amount of $____________ (the "Series 1994 Bonds") under and pursuant to a Trust Indenture dated as of October 1, 1994 between the Authority and the Trustee (being herein, as supplemented or amended from time to time, referred to as the "Indenture");

     WHEREAS, the proceeds derived from the sale of the Series 1994 Bonds are to be used to finance a portion of the costs of the construction and equipping of certain facilities as more particularly described and defined in the Agreement defined below (the "Special Facilities") at Indianapolis International Airport which are to be leased by the Authority to the Guarantor under a Land and Special Facilities Lease Agreement, dated as of October 1, 1994, between the Authority and the Guarantor (herein, as amended from time to time, called the "Agreement"); and

     WHEREAS, the Guarantor desires that the Authority issue the Series 1994 Bonds and apply the proceeds for the purpose described above and is willing to enter into this Guaranty in order to provide for revenues in respect of the Special Facilities and to enhance the marketability of the Series 1994 Bonds and thereby achieve interest cost and other savings for the Guarantor, and in order to provide an inducement to future purchasers of the Series 1994 Bonds (those of whom becoming at any time the registered owners of the Series 1994 Bonds being herein referred to collectively as the "Owners");

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor does hereby represent to and agree with the Trustee for the benefit of the Owners as follows:

                                    ARTICLE I

                   REPRESENTATIONS AND WARRANTIES OF GUARANTOR

     Section 1.1. GUARANTOR REPRESENTATIONS AND WARRANTIES The Guarantor does hereby represent and warrant that it is a corporation duly incorporated and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in the State of Indiana, has the power to enter into and perform this Guaranty, has duly authorized the


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execution and delivery of this Guaranty by proper corporate action and that such execution and delivery does not contravene or constitute a default under any agreement, instrument or indenture or any provision of its restated certificate of incorporation, or any other requirement of law applicable to the Guarantor. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles.

                                   ARTICLE II

                            COVENANTS AND AGREEMENTS

     Section 2.1.  OBLIGATIONS GUARANTEED.

     (a) The Guarantor hereby unconditionally guarantees to the Trustee for the benefit of the Owners (1) the full and prompt payment of the principal of and premium, if any, on each Series 1994 Bond when and as the same shall become due and payable as provided in the Indenture, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise and (2) the full and prompt payment of interest on each Series 1994 Bond, and, to the extent permitted by law, interest on overdue interest and premium, when and as the same shall become due and payable as provided in the Indenture. All payments by the Guarantor hereunder shall be paid in lawful money of the United States of America in immediately available funds. Each and every default in payment of the principal of, premium, if any, or interest on any Series 1994 Bond, or interest on overdue interest or premium, or under this Guaranty shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

     (b) The Guarantor further agrees that the obligations of the Guarantor set forth herein shall constitute an absolute, unconditional, present and continuing guaranty and promise of payment and not of collection, and waives any right to require that any resort be had by the Trustee or the Owners to pursue (1) the Trustee's or any Owner's rights against any other party, or (2) any other right or remedy available to the Trustee or any Owner by contract, applicable law or otherwise.

     Section 2.2. OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantor under this Guaranty shall be absolute, unconditional and immediately enforceable when each payment is due and shall remain in full force and effect until the entire principal of, premium, if any, and interest on the Series 1994 Bonds, and, to the extent permitted by law, interest on overdue interest and premium, shall have been paid in full, or duly provided for in accordance with the Indenture, and, to the extent permitted by law, such obligations shall not be affected, modified, released or impaired upon the happening from time to time of any event, including, without limitation any of the following, whether or not with notice to, or the consent of, the Guarantor:


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     (a)  the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Authority contained in the Indenture, or of the payment, performance or observance thereof, or the impossibility of performance or unenforceability of any of such obligations, covenants or agreements;

     (b) the failure to give notice to the Guarantor of the occurrence of any event of default under the terms and provisions of this Guaranty, the Indenture or the Agreement;

     (c) the transfer, assignment or mortgaging or the purported transfer, assignment or mortgaging of all or any part of the interest of the Authority or the Guarantor in the Special Facilities, as defined in the Agreement, or any failure of title with respect to the Authority's interest in the Land and the Special Facilities (as defined in the Agreement) or the invalidity, unenforceability or termination of the Agreement;

     (d) the assignment of any of the obligations, covenants and agreements contained in this Guaranty;

     (e) the waiver, compromise, settlement, release or termination of the Authority's obligations, covenants or agreements contained in the Agreement, or of the payment, performance or observance thereof, or the impossibility of performance or unenforceability of any of such obligations, covenants or agreements;

     (f) the waiver, compromise, settlement, release or termination of any of the obligations, covenants or agreements of the Guarantor under the Agreement, or of the payment, performance or observance thereof;

     (g) the extension of the time for payment of any principal of any premium, if any, or interest on any Series 1994 Bond, owing or payable on such Series 1994 Bond or of the time for performance of any obligations, covenants or agreements under or arising out of the Agreement or the Indenture or the extension or the renewal of either thereof;

     (h) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Agreement or the Indenture;

     (i) the taking or the omission to take any of the actions referred to in the Agreement, the Indenture or this Guaranty;

     (j) any failure, omission or delay on the part of the Authority or the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Authority, the Trustee or any other person in this Guaranty, the Agreement or the Indenture, or any other act or acts on the part of the Authority, the Trustee or any of the Owners;

     (k) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership,


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     insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantor or the Authority or any or all of the assets of any of them, or any allegation or contest of the validity of this Guaranty, the Indenture or the Agreement, or the disaffirmance of this Guaranty, the Indenture or the Agreement in any such proceeding;

     (l) to the extent permitted by law, any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty;

     (m) the default or failure of the Guarantor fully to perform any of its obligations set forth in this Guaranty;

     (n) the damage to, or condemnation, destruction, redelivery, repossession or surrender of, all or any portion of the Special Facilities or the abandonment, non-completion or curtailment of the Special Facilities, or the release, substitution or replacement of any property comprising all or a portion of the Special Facilities;

     (o) the release, substitution or replacement of any security pledged under the Indenture;

     (p) any determination of the illegality, irregularity, invalidity or unenforceability of, or any defect in, the Series 1994 Bonds, the Agreement or the Indenture or any of the provisions thereof; or

     (q) the expiration or earlier termination of the Agreement, whether as a result of action by the Lessee (as defined in the Agreement), the Authority or any third person.

     Section 2.3. NO WAIVER OR SET-OFF. Nothing in this Guaranty shall be construed as a waiver by the Guarantor of any rights or claims it may have against the Authority or the Trustee under this Guaranty or otherwise, but any recovery upon such rights and claims shall be had from the Authority or the Trustee separately. No act or omission of any kind or at any time on the part of the Authority or the Trustee, or their successors and assigns, in respect of any matter whatsoever shall in any way impair the rights of the Trustee to enforce any right, power or benefit under this Guaranty, and no set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature (other than performance by the Guarantor of its obligations hereunder), which the Guarantor has or may have against the Authority or the Trustee or any assignee or successor thereof shall be available hereunder to the Guarantor.

     Section 2.4. EVENT OF DEFAULT. In the event of a default in payment of principal of or premium, if any, on any Series 1994 Bond when and as the same shall become due, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a


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

default in the payment of any interest on any Series 1994 Bond when and as the same shall become due, the Trustee may immediately proceed to enforce its rights hereunder and the Trustee shall have the right to proceed first and directly against the Guarantor under this Guaranty without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by the Lessor or the Trustee. All moneys recovered pursuant to this Guaranty shall be applied in accordance with SECTION 502 OR SECTION 806 of the Indenture.

     Section 2.5. WAIVER OF NOTICE; EXPENSES. The Guarantor hereby expressly waives notice from the Trustee or the Owners of their acceptance and reliance on this Guaranty. The Guarantor agrees to be responsible for reasonable costs, expenses and fees, including all reasonable attorneys' fees and expenses which are incurred by the Trustee in enforcing this Guaranty or protecting the rights of the Trustee or the Owners following any event of default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

     Section 2.6. THE GUARANTOR TO MAINTAIN ITS CORPORATE EXISTENCE; CONDITIONS UNDER WHICH EXCEPTIONS PERMITTED. The Guarantor shall maintain its corporate existence, shall remain duly qualified to do business in the State, shall not dissolve or otherwise dispose of all or substantially all of its assets and shall not consolidate with or merge into another entity; provided that the Guarantor may, without violating this Section 2.6, consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it, or transfer or convey all or substantially all of its property, assets and licenses to another entity, but only if the entity resulting from or surviving such merger (if other than the Guarantor) or consolidation or the entity to which such transfer or conveyance is made shall (1) expressly assume in writing and agree to perform all of the Guarantor's obligations hereunder,
(2) be qualified to do business in the state of Indiana; and (3) if such entity shall not be organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, furnish to the Trustee an irrevocable consent to service of process in, and to the jurisdiction of the courts of, the state of Indiana with respect to any action or suit, at law or in equity, brought by the Trustee to enforce this Guaranty.

     Section 2.7. BENEFIT AND ENFORCEMENT. This Guaranty shall not be deemed to create any right, or to be in whole or in part for the benefit of any person other than the Trustee, the Guarantor, the Owners and their permitted successors and assigns. This Guaranty is entered into by the Guarantor for the benefit of the Owners and may be enforced by or on behalf of the Owners only by the Trustee in accordance with the provisions hereof and of the Indenture. However, the Trustee (i) may proceed to enforce this Guaranty without request of the Owners and (ii) shall proceed to enforce this Guaranty upon written request of the Owners holding not less than twenty-five percent (25%) in aggregate principal amount of the Series 1994 Bonds then outstanding, upon being indemnified for its expenses and any liability to be incurred by the Trustee other than liability arising from its willful misconduct or negligence in connection with any action so taken.


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                                   ARTICLE III

                                     NOTICES

     Section 3.1. NOTICES. Any notice required to be sent to the Guarantor including process, pleadings or other papers to be served upon the Guarantor shall be sent by registered or certified mail, postage prepaid, or by Federal Express priority delivery to Federal Express Corporation, 2007 Corporate Avenue, Memphis, Tennessee 38132, Attention: Vice President and Treasurer, or to such other address as may be furnished by the Guarantor to the Trustee in writing. A copy of any such notice shall also be sent in the same manner to Federal Express Corporation, 1980 Nonconnah Boulevard, Memphis, Tennessee 38132, Attention:
Legal Department, Managing Director, Business Transactions or to such other address as may be furnished by the Guarantor to the Trustee in writing.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.1. EFFECTIVE DATE. The obligations of the Guarantor hereunder shall arise absolutely and unconditionally upon the date of payment for and delivery of the Series 1994 Bonds.

     Section 4.2. REMEDIES NOT EXCLUSIVE. No remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Trustee to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice. In the event any provision contained in this Guaranty should be breached, and thereafter duly waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by parties to this Guaranty.

     Section 4.3. AMENDMENTS. This Guaranty may not be amended or modified without the consent of the Owners affected by such amendment or modification pursuant to SECTION 1202 of the Indenture, except to the extent permitted by
SECTION 1201 of the Indenture.

     Section 4.4. ENTIRE AGREEMENT; COUNTERPARTS. This Guaranty constitutes the entire agreement, and supersedes all prior agreements and undertakings, both written and oral, between


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

the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     Section 4.5. SEVERABILITY. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

     Section 4.6. GOVERNING LAW. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.

     IN WITNESS WHEREOF, each of the Guarantor and the Trustee has caused this Guaranty to be executed in its name and behalf by its duly authorized officer as of the date first above written.

                                      FEDERAL EXPRESS CORPORATION,
                                       as Guarantor


                                      By:  /s/ CHARLES M. BUCHAS, JR.
                                          Charles M. Buchas, Jr., Vice President
                                          and Treasurer

                                      NBD BANK, N.A.,
                                       as Trustee


                                      By:  /s/ ROBERT J. KOCHER
                                          Robert J. Kocher

                                      Title:  Vice President and Trust Officer


Attest:


By:  /s/ DARYL F. MERGENTHAL
    Daryl F. Mergenthal
Title:  Trust Officer

STATE OF TENNESSEE  )
                    ) SS:
COUNTY OF SHELBY    )

     On this 24th day of October, 1994, before me personally appeared
Charles M. Buchas, Jr., to me known, who, being by me duly sworn, did say that he is the vice president and treasurer of FEDERAL EXPRESS CORPORATION, a Delaware corporation; and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said officer acknowledged said instrument to be the free act and deed of said corporation.



                                      /s/ CHARLEDA M. SMITH
                                      Notary Public

My Commission Expires:

October 24, 1995

STATE OF INDIANA    )
                    ) SS:
COUNTY OF MARION    )

     On this 26th day of October, 1994, before me personally appeared
Robert J. Kocher and Daryl F. Mergenthal, to me known, who, being by me duly sworn, did say that they are the vice president and trust officer, and trust officer, respectively, of NBD BANK, N.A.; and that said instrument was signed on behalf of said Bank by authority of its Board of Directors, and said officers acknowledged said instrument to be the free act and deed of said Bank.



                                      /s/ BINA AHLUWALIA
                                      Notary Public

My Commission Expires:

April 24, 1998